Exhibit 10.1 Deed of Release Date August 16, 2023 Parties State Street Asia Limited, 68th Floor, Two International Finance Centre, Central, Hong Kong (the Company) Andrew J. Erickson (the Employee) Recitals A. The Employee commenced employment with the Company on 19 November 2012 (the Employment). He had previously been employed by other Related Bodies Corporate since 22 April 1991. B. The Company notified the Employee on 27 July 2023 of its decision to end his Employment with effect on 31 October 2023 (the Termination Date) in satisfaction of its obligation to provide 3 months’ notice under the Contract of Employment. C. The Employee has agreed to settle all matters arising out of the Employment and the termination of the Employment without any admissions as to liability by either party, on the terms and conditions set out in this Deed. Operative provisions 1 Interpretation 1.1 In this Deed, unless the contrary intention appears: (a) a reference to this Deed or other instrument includes any variation or replacement of any of them; (b) a reference to a statute, or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them; (c) the singular includes the plural and vice versa; (d) the word "person" includes a firm, a body corporate, an unincorporated association or an authority;

Page 2 of 6 (e) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including without limitation, persons taking by novation) and assigns; (f) a reference to a clause or a schedule is a reference to a clause or a schedule of this agreement; and (g) a month means a calendar month. Claims means any and all claims, entitlements, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity or otherwise, (whether in Hong Kong or elsewhere) whether known or unknown, which directly or indirectly arise out of or are in any way connected with any employment with the Company or the termination of the employment. For the avoidance of doubt, such Claims shall include, without limitation, claims or demands related to salary, bonuses, commissions, stock, stock options or any other ownership interests in the Company, holiday pay, fringe benefits, expenses reimbursements, severance benefits or any other form of compensation or claims pursuant to any applicable law, statute or cause of action. Contract of Employment means the agreement between the Employee and the Company dated as of 19 November 2012. Parties mean the Employee and the Company and each of them. Outplacement means external support providing career transition services to support the employees in their career goals in the external market. Related Bodies Corporate means: (a) a body corporate which is related to another body corporate in the manner described in Section 2 of the Companies Ordinance (Cap. 622 of the Laws of Hong Kong); or (b) a body corporate which (a) controls the composition of its board of directors, (b) controls more than half of its voting power, or (c) holds more than half of its issued share capital, or if it is a subsidiary of a company which is itself a subsidiary of that other company within the meaning of the Companies Ordinance (Cap. 622 of the Laws of Hong Kong). Unvested Deferred Awards means those portions of the deferred stock awards, deferred value awards, and performance restricted stock unit awards previously granted to you by State Street Corporation that have yet to vest and be distributed. 2 Consideration 2.1 The Company will pay the Employee such entitlements as the Employee is entitled to pursuant to the Contract of Employment, including without limitation his accrued but unused annual leave and statutory severance payment of HK$ 390,000 (the Contractual Entitlements) within 7 days of the date on which the Employee’s employment is terminated (the Termination Date). The Company has given the

Page 3 of 6 Employee 3 months’ notice pursuant to the Contract of Employment, so no pay in lieu of notice is required. 2.2 In order to receive the additional payments above Contractual Entitlements set out here, the Employee is required to return a duly signed copy of this deed prior to the Termination Date: (a) HK$ 5,110,000 being an ex-gratia payment provided that the Employee returns a duly signed copy of this deed on or before the Termination Date. This payment will be paid within 7 days of the Termination Date. (b) The Company will provide the Employee with access to an outplacement services program at the Company’s customary level of service for Executive Vice Presidents from its customary vendor of such services, (the Outplacement). The Employee must commence the outplacement within 3 months after the Termination Date. (the Contractual Entitlements and the additional components together called the Payments). For the avoidance of doubt, if the Employee does not access or use the full value of the Outplacement, he will not be entitled to any payment in lieu of the Outplacement. For the record, the Unvested Deferred Awards that were previously granted to the Employee will continue to vest over the vesting period in accordance with and subject to the terms of the applicable State Street Incentive Compensation Plan rules (and plan and award documents) as may be varied by the Company from time to time. The termination of the Employee’s employment hereunder, standing alone, shall not prevent such vesting. 2.3 The Employee acknowledges that the Payments are given in full and final satisfaction and discharge of all claims and entitlements which the Employee has or may have had or would have had against the Company or its Related Bodies Corporates, including those arising out of the Employment and the termination of the Employment, whether pursuant to statute, industrial award or enterprise agreement, contract or otherwise. For the avoidance of doubt, and without limitation, the Employee specifically acknowledges that the Payments are in complete satisfaction of any entitlements he may have for incentive compensation/bonus for the 2023 performance year and in respect of severance or other payments arising out of the termination of the Employment. The Employee acknowledges that the Company makes no representations concerning whether any amounts paid pursuant to this letter are taxable. The Employee undertakes to discharge any liability he has to the Hong Kong Inland Revenue Department or any other relevant tax authority and indemnify the Company for his delay or failure to do so. 3 Release 3.1 The Employee releases the Company and its Related Bodies Corporate and their respective officers, employees, agents, and assigns, from all present, contingent, and future actions, suits, causes of action,

Page 4 of 6 Claims and demands whatsoever which the Employee has or may at any time hereafter have against them and from all liability arising from or relating in any way to: (a) the Employment; (b) the termination of the Employment, including any post-termination reporting obligations; (c) any vested or contingent entitlements or benefits which arise during the course of the Employment, or upon the termination of the Employment. 4 No disparagement 4.1 The Employee agrees not to make any disparaging statements regarding the Company and/or its Related Bodies Corporate, or their respective officers, employees, agents and assigns. 5 Confidential information 5.1 Without limiting any existing obligations, you must not at any time use or divulge any confidential information of the Company or its Related Bodies Corporate including but not limited to any information regarding technical specifications, product development information, trade secrets, know how, patents, copyrights, trademarks, client lists, employee information, marketing and business plans, information regard customers, prospective customers or competitors. 6 Restrictions during and after your employment 6.1 During your employment, you accepted certain deferred compensation awards in which you agreed to refrain from certain activities during and after the end of your employment as a condition of receiving the deferred compensation. Those deferred compensation awards, together with the governing plan documents are referred to here as the Existing Awards. Now, by signing this Deed, you acknowledge your continuing obligation to comply with the restrictions contained in the Existing Awards. 7 Return of company property 7.1 By signing this Deed, the Employees warrants that all property of or relating to the Company or its Related Bodies Corporate has been returned to the Company. For the avoidance of doubt, this property includes but is not limited to any company motor vehicles, mobile telephones or other devices, credit cards, equipment, passes, keys, cards, samples, IT/telecommunication log in details, laptop computers, passwords, discs and documents (including all copies and summaries). 8 Confidentiality 8.1 The Parties will keep confidential and will not disclose to any third parties, other than to their legal and/or financial advisers as necessary: (a) the Payments;

Page 5 of 6 (b) the circumstances surrounding the entering into of this Deed; and (c) the terms of this Deed, including but not limited to the fact any payment has or will be made, EXCEPT as may be required by applicable laws or regulatory requirements. 9 Entire Agreement 9.1 Except for the Existing Awards, this Deed constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, undertakings and negotiations on that subject matter. 10 Independent legal advice 10.1 The Employee acknowledges that prior to the execution of this Deed, he has had a reasonable opportunity to seek and obtain independent legal advice regarding the contents of this Deed and its effect. 11 General 11.1 The terms of this Deed are governed by the laws of the Hong Kong Special Administrative Region. The parties agree to submit to the non-exclusive jurisdiction of the Hong Kong courts and tribunals in relation to any disputes arising from the terms of this Deed. 11.2 This Deed will bind the parties and any executor, administrator, transferee, assignee, liquidator or trustee in bankruptcy appointed in respect of any party to this Deed. 11.3 The parties will promptly do and perform such further acts and execute and deliver all further instruments required by law or reasonably requested by the other party to establish, maintain, and protect the respective rights and remedies of the other party under this Deed and to carry out and effect the intent and purpose of this Deed. 11.4 This Deed may be pleaded in bar by the Company and/or any Related Bodies Corporate to any actions, suits and/or proceedings commenced, continued or taken by the Employee or on her behalf in connection with any of the matters referred to in this Deed.

Page 6 of 6 Execution Executed as a deed. Signed for and on behalf of State Street Asia Limited by its duly authorized representative /s/ Greg York Greg York Senior Vice President Global Human Resources /s/ Linda Xu Linda Xu Assistant Vice President Global Human Resources Signed sealed and delivered By Andrew J. Erickson /s/ Andrew J. Erickson Signature of Andrew J. Erickson 11 Oct 23 Date Executed by Employee